Exhibit 99.1

Owens & Minor Announces Pricing of $500 Million of Senior Notes due 2029

RICHMOND, VA. (March 3, 2020) - Owens & Minor, Inc. (NYSE:OMI) (the “Company”) announced today the pricing of its private offering (the “Offering”) of $500 million aggregate principal amount of its 4.500% senior notes due 2029 (the “Notes”). The Offering is expected to close on March 10, 2021. The closing of the Offering is subject to the satisfaction of customary and market conditions.

The Notes will bear interest at the rate of 4.500% per year. The Notes will mature on March 31, 2029. The Notes were offered at a price of 100% of their principal amount.

The Company intends to use the net proceeds of this Offering, together with expected borrowings under a new revolving credit facility and its amended and upsized receivables securitization facility, to fund the repurchase or repayment in full of the following outstanding debt, and to pay related fees, costs, and expenses in connection therewith: (i) outstanding borrowings under its Term B Loan (the “Term B Loan”) provided under that certain Credit Agreement dated as of July 27, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time) among the Company, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Bank of America, N.A. and a syndicate of financial institutions, including Citibank, N.A (“Existing Credit Agreement”) and (ii) outstanding borrowings under its existing revolving credit facility (the “Existing Revolving Credit Facility”) provided under the Existing Credit Agreement.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States, or for the benefit of U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities or blue sky laws. Accordingly, the Notes were offered only to persons reasonably believed to be “qualified institutional buyers,” as that term is defined under Rule 144A of the Securities Act, or outside the United States to non-“U.S. persons” in accordance with Regulation S under the Securities Act.

A confidential offering memorandum for the Offering of the Notes has been made available to such eligible persons. The Offering is being conducted in accordance with the terms and subject to the conditions set forth in such confidential offering memorandum.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum. This press release does not constitute a notice of repayment of outstanding indebtedness under the Company’s Existing Revolving Credit Facility or a notice of repayment of its Term B Loan, and any repayment of the Term B Loan and the Existing Revolving Credit Facility will be made in accordance with the terms and conditions of the Existing Credit Agreement.

About Owens & Minor, Inc.

Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company that incorporates product manufacturing, distribution support and innovative technology services to deliver significant and sustained value across the breadth of the industry – from acute care to patients in their home. Aligned to its Mission of Empowering Our Customers to Advance HealthcareTM, more than 15,000 global teammates serve over 4,000 healthcare industry customers. A vertically-integrated, predominantly Americas-based footprint enables Owens & Minor to reliably supply its self-manufactured surgical and PPE products. This seamless value chain integrates with a portfolio of products representing 1,200 branded suppliers.

Operating continuously since 1882 from its headquarters in Richmond, Virginia, Owens & Minor has grown into a FORTUNE 500 company with operations located across North America, Asia, Europe and Latin America.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, all forward-looking statements involve risks and uncertainties and, as a result, actual results could differ materially from those projected, anticipated or implied by these statements. Such forward-looking statements involve known and unknown risks, uncertainties and assumptions, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements related to the Offering and the use of proceeds therefrom, and the entry into, and borrowings under the Company’s new revolving credit facility and amended and upsized receivables securitization facility. Unless legally required, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.